UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2014

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrants as Specified in Their Charters)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 4, 2014, the Company entered into that certain Eleventh Amendment to the Credit Agreement (the “Eleventh Amendment to Credit Agreement”) by and among The Children’s Place Retail Stores, Inc. (the “Company”), as lead borrower and a borrower, The Children’s Place Services Company, LLC, as a borrower, The Children’s Place International, LLC, The Children’s Place Canada Holdings, Inc., thechildrensplace.com, inc., TCP IH II, LLC, TCP International IP Holdings, LLC and TCP International Product Holdings, LLC, each as a guarantor, Wells Fargo Bank, National Association (successor by merger to Wells Fargo Retail Finance, LLC), as administrative agent, collateral agent, L/C issuer, swing line lender and as a lender, Bank of America, N.A., HSBC Bank (USA), N.A. and JPMorgan Chase Bank, N.A., each as a lender, amending the current credit agreement to extend the term until August 2018, increase the revolving credit limit from $150 million to $200 million, with a $50 million sublimit for standby and documentary letters of credit and an uncommitted accordion feature that could provide up to $25 million of additional availability, and permit the payment of dividends on the same basis as stock repurchases.

The description of the Eleventh Amendment to Credit Agreement set forth herein is qualified in its entirety by reference to the full text thereof, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014.

Item 2.02	Results of Operations and Financial Condition.

On March 6, 2014, the Company issued a press release containing the Company's financial results for the fourth quarter of the fiscal year ended February 1, 2014 (“Fiscal 2013”) and for Fiscal 2013, and providing a preliminary estimated range of non-GAAP adjusted net income per diluted share for the first quarter of the fiscal year ending January 31, 2015 (“Fiscal 2014”) and for Fiscal 2014. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report is being furnished pursuant to Item 2.02 of Form 8-K, insofar as it discloses historical information regarding the Company’s results of operations and financial condition. In accordance with General Instruction B.2 of Form 8-K, such information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On March 6, 2014, the Company issued a press release announcing that its Board of Directors has approved (i) the commencement of the payment of a quarterly cash dividend, with the first such dividend to be payable on April 17, 2014 to holders of record of the Company’s common stock on March 27, 2014 and (ii) a $100 million share repurchase program, authorizing the Company to repurchase its common stock. Under the share repurchase program, the Company may repurchase shares in the open market at current market prices at the time of purchase or in privately negotiated transactions. The timing and actual number of shares repurchased under the program will depend on a variety of factors including price, corporate and regulatory requirements, and other business and market conditions, and the Company may suspend or discontinue the share repurchase program at any time, and may thereafter reinstitute purchases, all without prior announcement. A copy of the press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

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Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit 99.1 Press release, dated March 6, 2014, issued by the Company (Exhibit 99.1 is furnished as part of this Current Report on Form 8-K).

Exhibit 99.2 Press release, dated March 6, 2014, issued by the Company.

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Forward Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s positioning, and forecasts regarding store openings and earnings per diluted share from continuing operations. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 2, 2013. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the continued weakness in the economy or by other factors such as increases in the cost of gasoline and food, and the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2014

THE CHILDREN’S PLACE RETAIL STORES, INC.

By:	/s/ Jane Elfers
Name:	Jane Elfers
Title:	President and Chief Executive Officer

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